Exhibit 99.1

TRX RENEWS CREDIT FACILITY INTO 2011

ATLANTA — 30 OCTOBER 2009 — TRX, Inc. (NASDAQ: TRXI), a global technology company that develops and hosts software applications to process data records and automate manual processes, today announced an extension of its credit facility to April 30, 2011 at existing covenant levels.

“We are very pleased to have such a strong level of commitment from Atlantic Capital Bank during what continues to be a tough credit environment for financial institutions and borrowers alike,” said David Cathcart, Chief Financial Officer, TRX. “We have always been confident in our ability to manage our business within the terms of the previously existing credit facility, and this extension is a direct result of our team’s consistent performance.”

TRX recently increased its Adjusted EBITDA guidance for 2009 by 10 percent, to $5.5 million, and expects to report its third quarter results in the second week of November.

Shane Hammond, CEO and President, TRX, commented, “The new financing arrangement announced today is further indication of the constructive and productive working relationship we have with our lender. It also speaks volumes about the success we have enjoyed in executing our strategy of delivering solutions in a software-as-as-service environment and managing the business to optimize results in this challenging business climate.”

Use of Non-GAAP Financial Measures

TRX provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non-GAAP measures such as EBITDA and Adjusted EBITDA provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our performance. These non-GAAP measures provide a baseline for assessing the company’s future earnings expectations. TRX management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results.

EBITDA consists of GAAP net income (loss) adjusted for depreciation, amortization, interest expense, net and income tax provision (benefit). EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in the cost associated with capital investments and interest expense. Adjusted EBITDA consists of EBITDA adjusted for stock compensation expense and the impairment of goodwill, intangible assets and other long-lived assets. EBITDA and Adjusted EBITDA do not give effect to the cash the Company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures.

TRX’s calculation of EBITDA and Adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

(more)

Page | 1 of 2

2970 Clairmont Road, Suite 300 | Atlanta, Georgia 30329 USA | +1 404 929 6100

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and other risks, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

About TRX

TRX (NASDAQ: TRXI) is a global leader in travel technology and data services. We develop and host software applications that process data records and automate manual processes, enabling our clients to optimize performance and control costs. We deliver our technology applications in an on-demand environment to travel agencies, corporations, travel suppliers, government agencies, credit card associations, credit card issuing banks, and third-party administrators. TRX is headquartered in Atlanta with operations and associates in North America, Europe, and Asia. Please visit the company’s Website at www.trx.com.

MEDIA CONTACT:

Stephen L. Carroll

Senior Director, Product Marketing, TRX, Inc.

Phone: 214-346-4758

Email: stephen.carroll@trx.com

(###)

Page | 2 of 2

2970 Clairmont Road, Suite 300 | Atlanta, Georgia 30329 USA | +1 404 929 6100